SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): August 31, 2007
H&E EQUIPMENT SERVICES, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware (State or other jurisdiction of incorporation)	000-51759 (Commission File Number)	81-0553291 (IRS Employer Identification No.)
11100 Mead Road, Suite 200, Baton Rouge, Louisiana 70816
(Address of Principal Executive Offices, including Zip Code)
(225) 298-5200
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.
     As previously announced, H&E Equipment Services, Inc. (the “Company”) and its wholly owned subsidiary HE-JWB Acquisition, Inc. entered into an Agreement and Plan of Merger dated May 15, 2007 (the “Merger Agreement”) with the shareholders of J.W. Burress, Incorporated (“Burress”) and the Burress shareholders’ representative to acquire Burress. On August 31, 2007, the Company and other parties to the Merger Agreement entered into Amendment No. 1 to the Agreement and Plan of Merger (“Amendment No. 1”) amending the Merger Agreement to, among other things, for purposes of calculating the purchase price, determine the twelve month trailing EBITDA of Burress and certain non-Hitachi indebtedness of Burress as of June 30, 2007. Previously, the twelve-month trailing EBITDA and non-Hitachi indebtedness were to be determined as of February 28, 2007. Hitachi owed indebtedness of Burress continues to be determined as of the closing date.
     The foregoing description of Amendment No. 1 does not purport to be complete and is qualified in its entirety by reference to the agreement. A copy of Amendment No. 1 is filed as Exhibit 2.1 to this Current Report and is incorporated herein by reference.
     The information provided in Item 2.03 below is hereby incorporated herein by reference.
Item 2.01 Completion of Acquisition or Disposition of Assets
     The Company completed, effective as of September 1, 2007 and funded on September 4, 2007, the previously announced acquisition of all of the capital stock of Burress for a formula-based purchase price of approximately $96.0 million, subject to post-closing adjustments, plus estimated assumed indebtedness of approximately $2.4 million. The estimated purchase price is calculated without any Hitachi derived EBITDA. Should Burress continue to represent Hitachi, the Burress shareholders will have the opportunity to receive additional consideration of approximately $15.1 million payable over three years. The Company had no material relationship with Burress prior to the acquisition. The name of Burress was changed to “H&E Equipment Services (Mid-Atlantic), Inc.”, effective as of September 4, 2007.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     On September 1, 2007, the Company entered into a Second Amended and Restated Credit Agreement (the “Amended Credit Agreement”), by and among the Company, Great Northern Equipment, Inc., GNE Investments, Inc., H&E Finance Corp., H&E Equipment Services (California), LLC, H&E California Holdings, Inc., Burress, General Electric Capital Corporation, as Agent, and the “Lenders” (as defined therein) amending and restating the Company’s Amended and Restated Credit Agreement dated as of August 4, 2006 and pursuant to which, among other things, (i) the principal amount of availability of the credit facility was increased from $250.0 million to $320.0 million, (ii) an incremental facility, at Agent’s and Borrower’s mutual agreement, in an aggregate amount of up to $130.0 million at any time after closing date, subject to existing and/or new lender approval, was added, and (iii) Burress was added as a guarantor. The Company paid $0.4 million to the lenders in connection with this Amended Credit Agreement.
     The foregoing description of the Amended Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the agreement. A copy of the Amended Credit Agreement is filed as Exhibit 10.1 to this Current Report and is incorporated herein by reference.
Item 8.01 Other Events.
     On September 4, 2007, the Company issued a press release related to the completion of the Burress acquisition and the execution of the Amended Credit Agreement. A copy of the press release is attached hereto as Exhibit 99.1. The information contained in the press release attached as Exhibit 99.1 hereto is being furnished pursuant to this Item 8.01 and should not be deemed to be filed for the purposes of Section 18 of the Securities Act of 1934, as amended, and is not incorporated by reference into any Securities Act registration statements.
Item 9.01 Financial Statements and Exhibits.
(a)	Financial Statements of Business Acquired

In accordance with Item 9(a) of Form 8-K, the appropriate financial statements of the business acquired required by Regulation S-X shall be provided not later than 71 days after the date on which this Current Report must be filed with the Securities and Exchange Commission.

(b)	Pro Forma Financial Information

In accordance with Item 9(b) of Form 8-K, the appropriate pro forma financial information required pursuant to Article 11 of Regulation S-X shall be provided not later than 71 days after the date on which this Current Report must be filed with the Securities and Exchange Commission.

(d)	Exhibits
2.1	Amendment No. 1 to Agreement and Plan of Merger, dated as of August 31, 2007, by and among H&E Equipment Services, Inc., HE-JWB Acquisition, Inc., J.W. Burress, Incorporated, the Burress Shareholders (as defined therein), and Richard S. Dudley, as Burress Shareholders Representative (as defined therein).

10.1	Second Amended and Restated Credit Agreement, dated as of September 1, 2007, by and among H&E Equipment Services, Inc., Great Northern Equipment, Inc., GNE Investments, Inc., H&E Finance Corp., H&E Equipment Services (California), LLC, H&E California Holdings, Inc., J.W. Burress, Incorporated, General Electric Capital Corporation, as Agent, and the lenders party thereto.

99.1	Press Release, dated September 4, 2007.

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SIGNATURES
     According to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

H&E EQUIPMENT SERVICES, INC.

Date: September 4, 2007
/s/ LESLIE S. MAGEE

By: Leslie S. Magee
Its: Chief Financial Officer

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Exhibit Index
Exhibits	Description of Exhibits
2.1	Amendment No. 1 to Agreement and Plan of Merger, dated as of August 31, 2007, by and among H&E Equipment Services, Inc., HE-JWB Acquisition, Inc., J.W. Burress, Incorporated, the Burress Shareholders (as defined therein), and Richard S. Dudley, as Burress Shareholders Representative (as defined therein).

10.1	Second Amended and Restated Credit Agreement, dated as of September 1, 2007, by and among H&E Equipment Services, Inc., Great Northern Equipment, Inc., GNE Investments, Inc., H&E Finance Corp., H&E Equipment Services (California), LLC, H&E California Holdings, Inc., J.W. Burress, Incorporated, General Electric Capital Corporation, as Agent, and the lenders party thereto.

99.1	Press Release, dated September 4, 2007.